Exhibit 99.1

Signature Page

KKR NGT (DREAM) BLOCKER PARENT L.P.

By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

11/18/2024
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR NGT (DREAM) BLOCKER PARENT (EEA) L.P.
By: KKR Associates NGT L.P., its general partner
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR ASSOCIATES NGT L.P.
By: KKR Next Gen Tech Growth Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR NEXT GEN TECH GROWTH LIMITED

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
K-PRIME AG FINANCING LP
By: K-PRIME Hedge-Finance GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
K-PRIME HEDGE-FINANCE GP LIMITED

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary
11/18/2024
K-PRIME AGGREGATOR L.P.
By: K-PRIME GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
K-PRIME GP LLC

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

11/18/2024
KKR ASSOCIATES GROUP L.P.
By: KKR Associates Group GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

11/18/2024
KKR ASSOCIATES GROUP GP LLC

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary